EXHIBIT 4.6

                                 FIRST AMENDMENT
                                 ---------------
                                       OF
                                       --
                          CHICAGO TRIBUNE TAX DEFERRED
                          ----------------------------
                         INVESTMENT PLAN FOR MACHINISTS
                         ------------------------------


                  WHEREAS, effective as of January 1, 1986, and pursuant to an agreement between Chicago Tribune Company (the "Company") and the International Association of Machinists, Local 126, the Company established the Chicago Tribune Tax Deferred Investment Plan For Machinists (the "Plan"); and

                  WHEREAS, amendment of the Plan is now considered desirable;

                  NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company by Section 10.1 of the Plan, the Plan be and it hereby is amended in the following particulars:

                  1. By adding the following at the end of Section 1.1(d) of the Plan, effective as of January 1, 1989:


                           "Subject to the above limitations, a Covered
                           Employee's Compensation taken into account for any Plan Year shall be limited to $200,000 ($150,000 for Plan Years beginning on or after January 1, 1994) or such other amount as may be determined by the Commissioner of Internal Revenue for that year under
                           Section 401(a)(17) of the Internal Revenue Code. In determining a Participant's Compensation for purposes of the immediately preceding sentence, the family aggregation rules of Section 414(q)(6) of the Internal Revenue Code will apply, except that in applying such rules, the term 'family' will include


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                           only the spouse of the Participant and any lineal
                           descendants of the Participant who have not attained age 19 years before the close of the Plan Year."

                  2. By substituting the following for Section 1.1(e) of the Plan, effective as of January 1, 1986:

                  "(e)     Computation Period:  For purposes of determining an
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                           Employee's eligibility to participate in the Plan,
                           his Computation Period shall be the 12 consecutive month period commencing on the date on which he is first employed by an Employer or any Related Company, and any 12 consecutive month period commencing on any anniversary of such date."

                  3.       By adding the following new subparagraph (vi) to
Section 1.1(o) of the Plan immediately after subparagraph (v) thereof, effective as of August 5, 1993:

                           "(vi) each hour, other than an hour credited under subparagraphs (i) through (v) above, which would have been credited to an Employee, but for the fact that the Employee was absent from work due to an approved leave of absence granted pursuant to the Family and Medical Leave Act of 1993 (an 'FMLA absence'). Such hours shall be credited solely for the purpose of determining whether an Employee has incurred a Break in Service and not more than 501 Hours of Service per Computation Period shall be credited by reason of an FMLA absence."

                  4. By substituting the following for Section 1.1(p) of the Plan, effective as of January 1, 1987:

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                  "(p)     Internal Revenue Code.  The Internal Revenue Code of
                           ---------------------
                           1986, as from time to time amended, and as construed or interpreted by valid regulations or rulings issued thereunder."

                  5. By substituting the following for Section 1.1(q) of the Plan, effective as of January 1, 1987:


                  "(q)     Leased Employee.  Any person who is not otherwise an
                           ---------------
                           Employee and who, pursuant to an agreement between the recipient Employer and any other person (the 'leasing organization'), has performed services for an Employer, or for an Employer and related persons (determined in accordance with Section 414(n)(6) of the Internal Revenue Code), on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient; provided, that a person shall not be treated as a Leased Employee for any Plan Year if: (i) during such Plan Year, such person is covered by a money purchase pension plan maintained by the leasing organization which provides for immediate participation, full and immediate vesting and a nonintegrated employer contribution rate of at least 10% of such Employee's Total Compensation, and (ii) Leased Employees (determined without regard to this proviso) do not constitute more than 20 percent of the Employer's nonhighly compensated work force (as defined in Section 414(n) of the Internal Revenue Code)."

                  6. By substituting the following for that portion of
Section 1.1(x) of the Plan which precedes subparagraph (i) thereof, effective as of January 1, 1989:

                  "(x)     Total Compensation.  The earned income, wages,
                           ------------------
                           salaries, fees for professional services, and other amounts received by a Participant for personal

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                           services actually rendered in the course of his
                           employment with an Employer or a Related Company (including, but not limited to, commissions paid to salesmen, compensation for services based on a percentage of profits, commissions on insurance premiums, tips, and bonuses), provided that a Participant's Total Compensation taken into account for any Plan Year shall be limited to $200,000 or such other amount as may be determined by the Commissioner of Internal Revenue for that year under
                           Section 401(a)(17) of the Internal Revenue Code. Notwithstanding the previous sentence, a Participant's Total Compensation shall not include the following:"

                  7. By adding the following sentence immediately after the second sentence of Section 3.2 of the Plan, effective as of January 1, 1987:

         "Notwithstanding the foregoing, in no event shall a Participant's 'maximum amount' for any Plan Year exceed the limitation described in
         Section 402(g) of the Internal Revenue Code."

                  8.       By adding the following sentence at the end of
Section 3.2 of the Plan, effective as of January 1, 1986:


         "Should the Committee at any time determine that the Salary Reduction Amount elected by a Covered Employee exceeds the limitations found in
         Section 3.3(c) hereof, any excess (and any earnings allocable thereto) shall be distributed to him in cash as soon as practicable after such excess is discovered, but in no event later than the March15 following the close of the Plan Year in which such excess Salary Reduction Amount was contributed."

                  9.       By substituting the following for paragraphs
(a) through (c) of Section 3.3 of the Plan, effective as of January 1, 1989:

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                  "(a)     If the contributions that would be made under Section
                           3.1 on behalf of 'Highly Compensated Employees' would exceed the deferral percentage limitation for any Plan Year as described in paragraph (c) below, the Salary Reduction Amounts elected by the Highly Compensated Employees for such Plan Year shall be reduced as provided in paragraph (c).

                  (b)      For the purposes of this Section 3.3:

                           (i) the term 'Highly Compensated Employee' means any Covered Employee who during the current or immediately preceding Plan Year:

                                    (A)     was a five percent or greater owner
                                            of the Employer or any Related
                                            Company;

                                    (B)     received Compensation of more than
                                            $75,000 (or such greater amount as
                                            may be determined by the
                                            Commissioner of Internal Revenue for
                                            that Plan Year) from the Employer or
                                            any Related Company;

                                    (C)     received Compensation of more than
                                            $50,000 (or such greater amount as
                                            may be determined by the
                                            Commissioner of Internal Revenue for
                                            that Plan Year) from the Employer or
                                            any Related Company and was in the
                                            top-paid 20 percent of Employees; or

                                    (D)     was an officer of the Employer or
                                            any Related Company receiving
                                            Compensation in excess of 50 percent
                                            of the limitation in effect for that
                                            year

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                                            under Internal Revenue Code
                                            415(b)(1)(A); provided that for
                                            purposes of this subparagraph(D), no
                                            more than 50 Employees (or if
                                            lesser, the greater of three
                                            Employees or ten percent of the
                                            Employees) shall be treated as
                                            officers.

                                    If a Covered Employee meets the
                                    qualifications set forth in subparagraph(A),
                                    (B), or (C) next above for the current Plan
                                    Year, but did not meet any of such
                                    qualifications for the preceding Plan Year, he shall not be deemed a Highly Compensated Employee under this subparagraph unless he is one of the 100 Employees paid the highest Compensation during the current Plan Year.

                           (ii) The term 'Average Deferral Percentage' of a group of Covered Employees for a Plan Year means the average of the deferral ratios (determined separately for each Covered Employee in such group) of (1) to (2), where (1) equals the Salary Reduction Amounts elected by and contributed on behalf of such Covered Employee for such Plan Year, and (2) equals the Covered Employee's Compensation for such Plan Year.

                  (c) The Average Deferral Percentage of the Highly Compensated Employees for any Plan Year may not exceed the greater of:

                           (i) the Average Deferral Percentage of all other Covered Employees for such Plan Year multiplied by 1.25; or

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                           (ii)     the Average Deferral Percentage of all other
                                    Covered Employees for such Plan Year
                                    multiplied by 2.0; provided that the Average
                                    Deferral Percentage of the Highly
                                    Compensated Employees for such Plan Year does not exceed that of all other Covered Employees for that Plan Year by more than two percentage points.

                           The Committee may, from time to time, monitor the Covered Employees' Salary Reduction Amounts to determine whether the foregoing limitation will be satisfied and, to the extent necessary to ensure compliance with such limitation, may reduce, on a pro rata basis, the applicable percentage of future Compensation to be withheld for the Highly Compensated Employees. If for a Plan Year the Salary Reduction Amounts made on behalf of Highly Compensated Employees exceed the foregoing limitation, the Committee shall refund the excess Salary Reduction Amounts made on behalf of Highly Compensated Employees in the order of their deferral ratios (as defined in Section 3.3(b)(ii)) beginning with the highest ratio, to the extent necessary to meet the foregoing limitation. Any such excess Salary Reduction Amount (and the earnings thereon) shall be refunded in cash as soon as practicable after such excess is discovered, but in no event later than the March 15 following the close of the Plan Year. The trust earnings allocable to such excess Salary Reduction Amounts shall equal the sum of the allocable gain or loss for the Plan Year and the allocable gain or loss for the period between the end of the Plan Year and the date the excess Salary Reduction Amounts are distributed. The earnings allocable to an excess Salary Reduction Amount for the Plan Year shall be determined by multiplying the income for the Plan Year allocable to the Employer Contribution Account of each Highly Compensated Employee having an excess Salary Reduction Amount by a fraction. The numerator of the fraction


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                           shall be the excess Salary Reduction Amount made by
                           the Highly Compensated Employee and the denominator shall be the Highly Compensated Employee's Account balance as of the last day of the Plan Year, reduced by the gain allocable to such amount for the Plan Year and increased by any loss allocable to such Account for the Plan Year. The earnings allocable to the excess Salary Reduction Amount for the period between the end of the Plan Year and the date on which such excess Salary Reduction Amount is distributed shall be determined under the same fractional method described above or under the 10 percent safe harbor method described in Treasury Regulations Section 1.401(k)-1. If a Highly Compensated Employee who must receive a refund of an excess Salary Reduction Amount also contributed for the same plan year a Salary Reduction Amount in excess of the limitation described in Section 402(g) of the Internal Revenue Code, the distributions of such excess amounts shall be coordinated in accordance with Treasury Regulations
                           Section 1.401(k)-1(f)(5)(i)."

                  10. By substituting the following for Section 4.2 of the Plan, effective as of January 1, 1987:


         "4.2     Amount of Loans

                  The principal amount of any loan made to a Participant, when added to the outstanding balance (including accrued but unpaid interest) of any prior loans made to the Participant from all qualified plans maintained by the Employer or any Related Company, shall not exceed the lesser of:

                  (i)      $50,000, reduced by the excess (if any) of:

                           (A) the highest outstanding balance during the one-year period ending immediately preceding the date of the loan, over


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                           (B)      the outstanding balance on the date of the
                                    loan, of all such loans from all such plans;
                                    or

                  (ii) 50 percent of the Participant's nonforfeitable interest in his Employer Contribution Account as of the date of the loan."

                  11. By substituting the following for Section 4.3(a) of the Plan, effective as of January 1, 1987:


                  "(a) Each loan shall be secured by a pledge to the Trustee of a portion of the Participant's Employer Contribution Account balance under the Plan. As of any loan date, no more than 50 percent of the portion of the Participant's Employer Contribution Account balance may be pledged as security for that loan and any prior loan made by the Participant that remains outstanding under the Plan on the date of the loan."

                  12. By adding the following paragraph (f) to Section 4.3 of the Plan immediately after paragraph (e) thereof, effective as of January 1, 1987:

                  "(f) Each loan shall be evidenced by a note in a form furnished by the Committee and shall bear interest at the rate that is in effect on the date of the loan. The interest rate for loans shall be determined by the Committee no less frequently than quarterly based on appropriate factors in accordance with Department of Labor regulations."

                  13. By adding the following proviso at the end of the first sentence of Section 4.5(a) of the Plan, effective as of January 1, 1989:

                           "provided, that the amount of any such withdrawal from his Employer Contribution Account may not


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                           exceed the sum of the previously contributed Salary
                           Reduction Amounts then credited to such Account, plus the earnings thereon that were credited to such Account prior to 1989."

                  14. By adding the following sentence immediately after the first sentence of Section 4.5(b) of the Plan, effective as of January 1, 1989:

                           "The Committee shall require as a condition of any withdrawal under this Section 4.5 the Participant's written and signed representation that the immediate and heavy financial need cannot reasonably be relieved (without thereby increasing the amount of the need) through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets, by cessation of Salary Reduction Amounts under the Plan, or by other distributions or nontaxable (when made) loans from employee benefit plans maintained by the Employer and Related Companies, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need."

                  15. By adding the following new Section 5.4 to the Plan immediately after Section 5.3 thereof, effective as of January 1, 1986:


         "5.4     Investment Elections

                  The Committee shall establish such rules and procedures as it may deem necessary or desirable to allow Participants and their Beneficiaries to direct the investment of their accounts among one or more Investment Funds. Each investment direction shall be made in such manner and at such time as the Committee shall determine, and shall be effective only in accordance with such rules as shall be established from time to time by the Committee; the Committee shall direct the Trustee to make investments in accordance with such investment directions. The Trustee shall be entitled to rely upon the validity and accuracy of all directions received by it from the Committee."

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                  16.      By substituting the following for Section 7.4 of the
Plan, effective as of January 1, 1986:

         "7.4     Amount Available for Distribution

                  The amount available for distribution to a Participant or his Beneficiary shall be the balance credited to the Participant's Employer Contribution Account as of the latest of:

                  (a) in the case of a Participant whose Employer Contribution Account Balance exceeds $3,500 as of the Valuation Date coincident with or immediately following his termination of employment, the Valuation Date coinciding with or immediately following the date on which the Participant reaches age 65, or, if the Participant (or his Beneficiary) consents in writing to an earlier distribution, the Valuation Date immediately following the date on which such consent is received by the Committee;

                  (b) in the case of a Participant whose Employer Contribution Account Balance does not exceed $3,500.00 as of the Valuation Date coincident with or immediately following his termination of employment, that Valuation Date, or, if the Participant (or his Beneficiary) so elects, the last day of the Plan Year in which his termination of employment occurs."

                  17. By substituting the following for Section 7.5(b) of the Plan, effective as of January 1, 1989:

                  "(b) Payments to Plan Participants shall be made or commence no later than the April 1st following the Plan Year in which the Participant attains age 70-1/2, except to the extent that Section 401(a)(9) of the Internal Revenue Code and related transitional rules permit the benefits of Participants who attained age 70-1/2 prior to January 1, 1989 to commence at a

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                           later date; provided, that a Participant who is still
                           an Employee as of the date on which payment is to be made or commence pursuant to this paragraph (b) shall receive a lump sum payment of the then net credit balances in his accounts under the Plan. Notwithstanding any other provision of the Plan to the contrary, all distributions hereunder shall be made in accordance with the minimum distribution requirements contained in Section 1.401(a)(9)-1, and the minimum distribution incidental benefit requirements contained in Section 1.401(a)(9)-2 of the proposed Treasury Regulations, or in the corresponding Sections of any final Treasury Regulations issued under Section 401(a)(9) of the Internal Revenue Code."

                  18. By adding the following new Section 7.8 to the Plan immediately after Section 7.7 thereof, effective as of January 1, 1993:

         "7.8     Direct Rollover of Eligible Rollover Distributions

                  (a)      Purpose.  This Section 7.8 applies to distributions
                           -------
                           made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this
                           Section 7.8, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                  (b)      Definition of Eligible Rollover Distribution.  An
                           --------------------------------------------
                           eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the

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                           distributee and the distributee's designated
                           beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Internal Revenue Code; and the portion of any distribution that is not includible in gross income.

                  (c)      Definition of Eligible Retirement Plan.  An eligible
                           --------------------------------------
                           retirement plan is an individual retirement account described in Section 408(a) of the Internal Revenue Code, an individual retirement annuity described in
                           Section 408(b) of the Internal Revenue Code, an annuity plan described in Section 403(a) of the Internal Revenue Code, or a qualified trust described in Section 401(a) of the Internal Revenue Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (d)      Definition of Distributee. A distributee includes an
                           -------------------------
                           Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code, are distributees with regard to the interest of the spouse or former spouse.

                  (e)      Definition of Direct Rollover.  A direct rollover is
                           -----------------------------
                           a payment by the Plan to the eligible retirement plan specified by the distributee."

                  19. By substituting the following for Section 9.1(b) of the Plan, effective as of January 1, 1987:

                  "(b) For the purposes of this Section, the term 'additions' means the sum of: (1) the Participant's share of

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                           Employer contributions (including forfeitures, if
                           any), and (ii) any Employee contributions (other than qualified rollover contributions or transferred amounts). The 'addition' for any Plan Year beginning before January 1, 1987, shall not be recomputed to treat any Employee contributions as an 'addition.'"

                  20. By substituting the word "three" for the word "five" where it appears in Section 10.1(b) of the Plan, effective as of January 1, 1989.

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